Exhibit 99.2

Genesee & Wyoming Signs New Contract for Export Iron Ore in South Australia; Signs Related Agreement to Invest US$72 million in Locomotives and Equipment

ADELAIDE, Australia and GREENWICH, Conn.--(BUSINESS WIRE)--April 28, 2011--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) announced today that its subsidiary, Genesee & Wyoming Australia (GWA) has signed a rail haulage agreement with a subsidiary of WPG Resources Ltd (WPG) (ASX:WPG) to transport 3.3 million tons per year of hematite iron ore from WPG’s Peculiar Knob mine in South Australia.

GWA plans to operate unit trains of iron ore from a rail siding near Wirrida, South Australia, located on the recently acquired Tarcoola to Darwin rail line, to a new bulk export facility in Port Pirie, South Australia. The haulage service is expected to start in the second quarter of 2012 and continue for a minimum of five years, and it may be extended depending on the development of certain nearby iron ore deposits.

To provide the above-rail haulage service, GWA has entered into a locomotive purchase agreement to acquire nine new, 4,400-horsepower locomotives and will make certain other rolling stock and facilities investments of approximately A$67 million (US$72 million). When the iron ore mine is shipping at full capacity, GWA expects the new contract to generate total annual revenues of approximately A$50 million (US$54 million).

Both of these transactions are contingent upon the satisfaction of certain conditions precedent, including WPG obtaining final approval of two permits from the Government of South Australia related to the development of the mine and port infrastructure. It is currently expected that these two permits will be obtained by July 2011.

John C. Hellmann, President and CEO of GWI, commented, “We are pleased to be expanding our iron ore business in South Australia and look forward to providing WPG with the safest and most reliable service in the Australian rail industry. In the past three months, we have now announced orders for a total of 16 high horsepower locomotives in Australia, which is reflective of both our service commitment to existing customers and the expansion of our business with new mining customers. Australia remains a priority for GWI’s investment strategy, and we are engaged in several other potential new projects.”

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 63 railroads organized in nine regions, with approximately 7,400 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

Caution regarding forward-looking statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding GWI’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. The forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. Actual results may differ materially from those expressed or forecasted in any forward-looking statements. For a more detailed discussion of such risks and uncertainties, which could cause actual results to differ from those contained in these forward-looking statements, see "Risk Factors" in GWI's Annual Report on Form 10-K for the most recently ended fiscal year. Except for the ongoing obligations of GWI to disclose material information under the federal securities laws, GWI undertakes no obligation to, and expressly disclaims any such obligation to, update or alter any forward-looking statement to reflect new information, circumstances or events that occur after the date such forward-looking statement is made unless required by law.

CONTACT:
Genesee & Wyoming Inc.
Sarah Greene, 585-230-3951